UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
October 3, 2001

US Airways Group, Inc.
(Commission file number: 1-8444)

and

US Airways, Inc.
(Commission file number: 1-8442)

(Exact names of registrants as specified in their charters)

                   Delaware                              US Airways Group, Inc. 54-1194634
          (State of incorporation                   US Airways, Inc.            53-0218143
            of both registrants)                      (I.R.S. Employer Identification Nos.)

US Airways Group, Inc.
2345 Crystal Drive, Arlington, VA 22227
(Address of principal executive offices)
(703) 872-7000
(Registrant's telephone number, including area code)

US Airways, Inc.
2345 Crystal Drive, Arlington, VA 22227
(Address of principal executive offices)
(703) 872-7000
(Registrant's telephone number, including area code)

Item 5.      Other Events

     On October 3, 2001, US Airways Group, Inc. issued a news release (see Exhibit 99 attached).

     Certain of the information contained in the attached news release should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 which is subject to a number of risks and uncertainties. The preparation of forward-looking statements requires the use of estimates of future revenues, expenses, activity levels and economic and market conditions, many of which are outside US Airways' control. Specific factors that could cause actual results to differ materially from those set forth in the forward-looking statements include: economic conditions; labor costs; labor responses to the matters discussed in the attached news release; financing costs; aviation fuel costs; competitive pressures on pricing (particularly from lower-cost competitors); competitive responses to the matters discussed in the attached news release; weather conditions; government legislation and regulation; consumer perceptions of US Airways' products; demand for air transportation in the markets in which US Airways operates; and other risks and uncertainties listed from time to time in US Airways' reports to the United States Securities and Exchange Commission. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. US Airways assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

Item 7.      Financial Statements and Exhibits

(c)   Exhibit

Designation                                                 Description
------------                                                   -----------

     99                          News release dated October 3, 2001 of US Airways Group, Inc.

                                                                                SIGNATURES
                                                                                --------------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                                                                               US Airways Group, Inc. (REGISTRANT)

Date: October 4, 2001                                        By:     /s/ Anita P. Beier
                                                                               Anita P. Beier
                                                                               Vice President and Controller
                                                                               (Chief Accounting Officer)

                                                                                US Airways, Inc. (REGISTRANT)

Date: October 4, 2001                                        By:     /s/ Anita P. Beier
                                                                               Anita P. Beier
                                                                               Vice President and Controller
                                                                               (Chief Accounting Officer)

(this space intentionally left blank)

Exhibit 99

US AIRWAYS TRAFFIC DOWN 33.4 PERCENT FOR SEPTEMBER

     ARLINGTON, Va., Oct. 3, 2001 - US Airways reported today that revenue passenger miles for September 2001 were down 33.4 percent compared to September 2000, while available seat miles for the month decreased 20.6 percent. The passenger load factor for the month was 56.1 percent, a decrease of 10.8 percentage points compared to September 2000.

     US Airways' September traffic results were affected dramatically by the events of Sept. 11. Commercial flights throughout the country were suspended almost completely for three days and resumed gradually once the Federal Aviation Administration allowed resumption of operations. While there has been a significant increase in the number of passengers booking on US Airways in recent days, the total remains well below trends that had been established earlier in the year. In response, US Airways has reduced its operations and is implementing a schedule that will reflect a reduction of 23 percent in capacity.

     From Sept. 1 to Sept. 10, US Airways' load factor was 65.4 percent. From Sept. 14, when flight operations resumed, through Sept. 22, the load factor was 45.9 percent and that increased during the period Sept. 23 through Sept. 30 to 52.8 percent. That upward trend is continuing.

     The same trend is reflected in terms of the numbers of passengers carried. On Sept. 14, the first day that flight schedules began to return to a more normal pattern, US Airways carried 51,753 passengers. Beginning Sept. 27, US Airways has carried in excess of 100,000 passengers on most days and forward bookings indicate that trend is continuing. The return to operations at Washington's Ronald Reagan National Airport, albeit on a limited basis, should support this trend.

     In response to these developments, US Airways has taken a number of steps to reduce and control costs. As a result of the necessary reduction of capacity by 23 percent, US Airways is sadly reducing its workforce by over 11,000 and is retiring three fleet types - the B-737-200, the F-100 and the MD-80. Four reservations centers have been closed as have more than 40 city ticket offices. Maintenance operations are being further rationalized to result in greater efficiencies.

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US AIRWAYS TRAFFIC DOWN 33.4 PERCENT
FOR SEPTEMBER
Page Two
Oct. 3, 2001

     As of Sept. 30, 2001, US Airways Group had just over $1.0 billion in cash on hand. In addition, US Airways Group anticipates receiving a further grant in October of approximately $180 million from the U.S. government under the Air Transportation Safety and System Stabilization Act to compensate for losses resulting from the terrorist actions of Sept. 11.

     For the third quarter of 2001, revenue passenger miles were down 5.4 percent compared to the same period in 2000, while available seat miles were down 2.9 percent year-over-year. The passenger load factor for the period was 71.1 percent, a decrease of 1.8 percentage points compared to 2000.

     Year-to-date revenue passenger miles were up 6.3 percent, compared to the same period in 2000, while available seat miles were up 6.8 percent year-over-year. The passenger load factor for the nine-month period was 70.4 percent, a decrease of 0.3 percentage points compared to 2000.

     The four wholly owned subsidiaries of US Airways Group, Inc. -- Allegheny Airlines, Inc.; Piedmont Airlines, Inc.; Potomac Air; and PSA Airlines, Inc. -- reported that revenue passenger miles for September were down 35.1 percent compared to September 2000, while available seat miles for the month were down 16.9 percent. The passenger load factor for the month was 42.7 percent, a decrease of 12.0 percentage points compared to September 2000.

     For the second quarter of 2001, US Airways Express revenue passenger miles were down 9.9 percent compared to the same period in 2000, while available seat miles were down 4.0 percent. The passenger load factor for the period was 54.0 percent, a decrease of 3.5 percentage points from 2000.

     Year-to-date, US Airways Express revenue passenger miles were down 4.3 percent compared to the same period in 2000, while available seat miles were down 2.1 percent. The passenger load factor for the nine-month period was 55.2 percent, a decrease of 1.3 percentage points from 2000.

Certain of the information discussed above or enclosed herewith should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. A number of risks and uncertainties exist, which could cause the actual results to differ materially from the results projected in such forward-looking statements. Additional information concerning the factors, which could cause actual results to differ materially from the forward-looking statements, was contained in a Form 8-K filed today with the Securities and Exchange Commission. US Airways assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates.

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US AIRWAYS TRAFFIC DOWN 33.4 PERCENT
FOR SEPTEMBER
Page Three
Oct. 3, 2001
	US AIRWAYS, INC.
SELECTED TRAFFIC STATISTICS

	September 2001	September 2000	Percent Change

Revenue Passenger Miles (000):
Domestic*	2,029,084	3,211,476	(36.8)
International*	553,654	666,355	(16.9)
Total - Scheduled Service	2,582,739	3,877,830	(33.4)
Total (Including Charter)	2,584,314	3,881,480	(33.4)

Available Seat Miles (000):
Domestic*	3,786,711	4,969,790	(23.8)
International*	816,683	825,981	(1.1)
Total - Scheduled Service	4,603,394	5,795,771	(20.6)
Total (Including Charter)	4,605,941	5,801,231	(20.6)

Passengers Boarded*	2,918,474	4,811,118	(39.3)
System Load Factor*	56.1	66.9	(10.8)
Average Passenger Journey*	885.0	806.0	9.8

* scheduled service

NOTE:          Numbers may not add or calculate due to rounding

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US AIRWAYS TRAFFIC DOWN 33.4 PERCENT
FOR SEPTEMBER
Page Four
Oct. 3, 2001
US AIRWAYS, INC.
THIRD QUARTER 2001

	July-Sept. 2001	July-Sept. 2000	Percent Change

Revenue Passenger Miles (000):
Domestic*	9,882,929	10,759,001	(8.1)
International*	2,303,089	2,119,699	8.7
Total - Scheduled Service	12,186,018	12,878,700	(5.4)
Total (Including Charter)	12,191,164	12,889,882	(5.4)

Available Seat Miles (000):
Domestic*	14,250,875	15,136,337	(5.8)
International*	2,898,327	2,529,564	14.6
Total - Scheduled Service	17,149,202	17,665,901	(2.9)
Total (Including Charter)	17,156,438	17,679,900	(3.0)

Passengers Boarded*	14,187,754	15,808,923	(10.3)
System Load Factor*	71.1	72.9	(1.8)
Average Passenger Journey*	858.9	814.6	5.4

* scheduled service

NOTE:          Numbers may not add or calculate due to rounding

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US AIRWAYS TRAFFIC DOWN 33.4 PERCENT
FOR SEPTEMBER
Page Five
Oct. 3, 2001
US AIRWAYS, INC.
YEAR-TO-DATE 2001

	Jan.-Sept. 2001	Jan.-Sept 2000	Percent Change

Revenue Passenger Miles (000):
Domestic*	30,504,062	29,760,529	2.5
International*	6,555,935	5,088,457	28.8
Total - Scheduled Service	37,059,997	34,848,987	6.3
Total (Including Charter)	37,083,980	34,892,123	6.3

Available Seat Miles (000):
Domestic*	44,184,873	43,030,050	2.7
International*	8,462,889	6,264,547	35.1
Total - Scheduled Service	52,647,762	49,294,597	6.8
Total (Including Charter)	52,676,427	49,348,259	6.7

Passengers Boarded*	44,963,001	45,030,874	(0.2)
System Load Factor*	70.4	70.7	(0.3)
Average Passenger Journey*	824.2	773.9	6.5

* scheduled service

NOTE:          Numbers may not add or calculate due to rounding

- m o r e -

US AIRWAYS TRAFFIC DOWN 33.4 PERCENT
FOR SEPTEMBER
Page Six
Oct. 3, 2001
	US AIRWAYS EXPRESS**
SELECTED TRAFFIC STATISTICS

	September 2001	September 2000	Percent Change
Revenue Passenger Miles (000)	77,572	119,584	(35.1)
Available Seat Miles (000)	181,750	218,623	(16.9)
Passengers Boarded*	351,089	536,054	(34.5)
System Load Factor*	42.7	54.7	(12.0)
Average Passenger Journey	220.9	223.1	(1.0)

US AIRWAYS EXPRESS**
THIRD QUARTER 2001

	July-Sept. 2001	July-Sept. 2000	Percent Change
Revenue Passenger Miles (000)	348,348	386,760	(9.9)
Available Seat Miles (000)	645,632	672,589	(4.0)
Passengers Boarded*	1,597,145	1,730,527	(7.7)
System Load Factor*	54.0	57.5	(3.5)
Average Passenger Journey	218.1	223.5	(2.4)

*scheduled service
** Allegheny Airlines, Inc., Piedmont Airlines, Inc., Potomac Air and PSA Airlines, Inc.

NOTE:          Numbers may not add or calculate due to rounding

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US AIRWAYS TRAFFIC DOWN 33.4 PERCENT
FOR SEPTEMBER
Page Seven
Oct. 3, 2001
US AIRWAYS EXPRESS**
YEAR-TO-DATE 2001

	Jan.-Sept. 2001	Jan.-Sept. 2000	Percent Change
Revenue Passenger Miles (000)	1,074,614	1,123,301	(4.3)
Available Seat Miles (000)	1,945,666	1,987,517	(2.1)
Passengers Boarded*	4,928,452	5,058,680	(2.6)
System Load Factor*	55.2	56.5	(1.3)
Average Passenger Journey	218.0	222.1	(1.8)

*scheduled service
** Allegheny Airlines, Inc., Piedmont Airlines, Inc., Potomac Air and PSA Airlines, Inc.

NOTE:          Numbers may not add or calculate due to rounding

NUMBER:     4163